As filed with the Securities and Exchange Commission on August 27, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRANCHOUT FOOD INC.

(Exact name of Registrant as specified in its charter)

Nevada	87-3980472
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Branchout Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Healy

Chief Executive Officer

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Zev M. Bomrind, Esq.

Pachulski Stang Ziehl & Jones, LLP

1700 Broadway, 36th Floor

New York, NY 10019

(212) 561-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-287500)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $425,000, or the equivalent thereof, of its shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). This Registration Statement relates to the registrant’s Registration Statement on Form S-3, as amended (File No. 333-287500) (the “Prior Registration Statement”), initially filed on May 22, 2025 and declared effective by the Securities and Exchange Commission on May 27, 2025. The additional amount of Common Stock that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement, and is subject to purchase upon the exercise of the underwriters’ option to purchase additional shares Common Stock to cover over-allotments, if any. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

Item 16. Exhibits

Number	Description of Document

5.1	Opinion of Pachulski Stang Ziehl & Jones LLP
23.1	Consent of M&K CPAS, PLLC
23.2	Consent of Pachulski Stang Ziehl & Jones LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the signature page of the Prior Registration Statement)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bend, State of Oregon, on August 27, 2026.

BRANCHOUT FOOD INC.

By:	/s/ Eric Healy
Eric Healy
Chief Executive Officer &
Chairman of the Board of Directors

Signature	Title	Date

/s/ Eric Healy	Chief Executive Officer and Chairman
Eric Healy	(Principal Executive Officer)	August 27, 2026

*	Chief Financial Officer and Director
John Dalfonsi	(Principal Financial Officer)	August 27, 2026

*
Greg Somerville	Director	August 27, 2026

*
Byron Riché Jones	Director	August 27, 2026

*
Deven Jain	Director	August 27, 2026

*
Lindsey L. Schwartz	Director	August 27, 2026

*By:	/s/ Eric Healy	Attorney-in-Fact
Eric Healy